                                                                      Exhibit 24

                                Power of Attorney

The Parties:

KPN Telecom B.V., a private company with limited  liability,  established  under the laws of the  Netherlands,  having  its  registered  seat at The  Hague,  the
Netherlands  and  maintaining  its principal  place of business at Maanplein 55,
2516 CK The Hague,  the Netherlands,  in this respect  represented by its solely authorized managing director, Royal KPN N.V., in this respect represented by its solely authorized Chairman of the Board of Directors, Mr. A.J. Scheepbouwer;

and

Royal KPN N.V., a public company with limited  liability,  established under the laws  of  the  Netherlands,  having  its  registered  seat  at  The  Hague,  the
Netherlands  and  maintaining  its principal  place of business at Maanplein 55,
2516 CK The Hague,  the Netherlands,  in this respect  represented by its solely authorized Chairman of the Board of Directors, Mr. A.J. Scheepbouwer;

declares to give irrevocably power of attorney to each of:
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..    Mr.  Gert-Jan  Wunderink,  Senior Vice  President,  Divestments,  Mergers &
     Acquisitions, Royal KPN N.V.;

..    Mr. C.J. Boogaerdt, Deputy Treasurer of Royal KPN N.V.;

..    Mr. R.A. Beyen, Senior Legal Counsel of Royal KPN N.V.

on behalf of the Parties:
-------------------------

to sign all documents, including but not limited to the Stock Purchase Agreement by and between KPN Telecom B.V. and CORCYRA d.o.o.  and the Escrow  Agreement by
and among KPN Telecom B.V.,  CORCYRA d.o.o.  and JPMorgan Chase Bank N.A., which relate to the sale of KPN Telecom B.V.'s stake in EuroWeb  International  Corp., and  furthermore to do anything which the attorney deems necessary in connection with the aforementioned,  all this with the power of substitution.  The validity of this power of attorney expires on December 31, 2005.

Signed at The Hague on January 27, 2005

KPN Telecom B.V.                                      Royal KPN N.V.
on its behalf
Royal KPN N.V.

/s/ A.J. Scheepbouwer                      /s/ A.J. Scheepbouwer
--------------------------------           -------------------------------------
A.J. Scheepbouwer                          A.J. Scheepbouwer
Chairman and CEO                           Chairman and CEO